Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-34566) pertaining to the Envirosource, Inc. Savings Plan, Registration Statement (Form S-8 No. 33-26633), Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-1549), and Post Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-13728), each of which pertains to Envirosource, Inc.'s Incentive Stock Option Plan, Registration Statement (Form S-8 No. 33-46925) pertaining to the Envirosafe Services, Inc. Stock Option Plan, Registration Statement (Form S-8 No. 33-53019) pertaining to the Envirosource, Inc. 1993 Stock Option Plan, and the Registration Statement (Form S-8 No. 333-42954) pertaining to the Envirosource, Inc. 1999 Stock Option Plan of our report dated March 19, 1999 with respect to the consolidated financial statements of Envirosource, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                  /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
March  21, 2001